Exhibit 24.1

    IBM
   New Orchard Road
   Armonk, NY 10504

      February 25, 2014

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby delegate to each of the following individuals, whose signatures appear below, to sign and file on behalf of Kenneth I. Chenault, member of the Board of Directors of IBM, any Securities and Exchange Commission
forms or documents in connection with any transactions by Kenneth I.
Chenault in IBM securities, including without limitation Form 3, Form 4,
Form 5, or Form 144 under the Act.

E. Barth  ________/s/ E. Barth________________________

D. Cummins  ________/s/ D. Cummins______________________

C. A. Hall  ________/s/ C. A. Hall______________________

M. A. Jefferson  ________/s/ M. A. Jefferson_________________

G. A. Kuehnel  ________/s/ G. A. Kuehnel___________________

L. M. Lalli  ________/s/ L. M. Lalli_____________________

S. Lunin  ________/s/ S. Lunin________________________

L. Mallardi  ________/s/ L. Mallardi_____________________

This authorization shall remain in effect for as long as Kenneth I.
Chenault remains a member of the IBM Board of Directors.

    Very truly yours,

    /s/ Michelle H. Browdy

    Michelle H. Browdy
    Vice President, Assistant General Counsel
    and Secretary